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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-42634) pertaining to the Employee Nonqualified Stock Option Plan, (Form S-8 No. 333-32961) pertaining to the Second Amended and Restated Employee Stock Option Plan, (Form S-8 No. 33-72614) pertaining to the Employee Stock Purchase Plan, (Form S-8 No. 33-99164) pertaining to the SIG Holdings, Inc. 1992 Long Term Incentive Plan, (Form S-8 No. 333-96293) pertaining to the Amended and Restated Directors Stock Option Plan, (Form S-3 No. 33-77028) and (Form S-3 No. 333-86666) pertaining to the shelf registration of securities of Delphi Financial Group, Inc., and (Form S-3 No. 333-118052) pertaining to the registration of Class A Common Stock of Delphi Financial Group, Inc. of our report dated February 6, 2004, with respect to the consolidated financial statements and schedules of Delphi Financial Group, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2003.

                                                       /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 4, 2004